UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
April 29, 2010
Date of Report (Date of earliest event reported)

NYSE Euronext
(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 Wall Street
New York, New York	10005
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 656-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The stockholders of NYSE Euronext voted on four proposals at the annual stockholders’ meeting held on April 29, 2010:
1. To elect 16 directors of NYSE Euronext to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.
2. To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
3. To act upon a stockholder proposal relating to simple majority voting in our certificate of incorporation and bylaws.
4. To act upon a stockholder proposal regarding certificated shares.
The nominees for director were elected based upon the following votes:

Nominee	Votes For	Votes Withheld
Jan-Michiel Hessels (Chairman )	141,633,685	5,426,771
Marshall N. Carter (Deputy Chairman)	144,204,433	2,856,023
Duncan L. Niederauer (Chief Executive Officer)	144,215,622	2,844,834
André Bergen	143,941,953	3,118,503
Ellyn L. Brown	141,985,763	5,074,693
Patricia M. Cloherty	143,772,169	3,288,287
Sir George Cox	144,126,810	2,933,646
Sylvain Hefes	143,352,941	3,707,515
Duncan M. McFarland	141,627,883	5,432,573
James J. McNulty	141,723,708	5,336,748
Ricardo Salgado	141,636,452	5,424,004
Robert G. Scott	144,225,923	2,834,533
Jackson P. Tai	142,972,728	4,087,728
Jean-François Théodore	144,240,965	2,819,491
Rijnhard van Tets	143,173,166	3,887,290
Sir Brian Williamson	133,615,173	13,445,283
There were 46,606,312 broker non-votes for this proposal.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for the fiscal year ending December 31, 2010 received the following votes:
•	192,441,971 votes for approval

•	674,686 votes against

•	550,111 abstentions
There were no broker non-votes for this proposal.
The proposal relating to simple majority voting in our certificate of incorporation and bylaws:
•	111,124,464 votes for approval

•	22,869,306 votes against

•	13,066,686 abstentions
There were 46,606,312 broker non-votes for this proposal.
The proposal regarding certificated shares received the following votes:
•	6,356,817 votes for approval

•	139,647,147 votes against

•	1,056,492 abstentions
There were 46,606,312 broker non-votes for this proposal.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT
Date: April 30, 2010	By:	/s/ Janet M. Kissane
		Name:	Janet M. Kissane
		Title:	Senior Vice President-Legal & Corporate Secretary